                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-90709 of Republic Technologies International, LLC and RTI Capital Corp. of our report dated March 31, 1999 relating to the consolidated financial statements and financial statement schedule of Bar Technologies Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Historical Financial and Operating Information" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
February 4, 2000

                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-90709 of Republic Technologies International, LLC and RTI Capital Corp. of our report dated November 9, 1999 relating to the consolidated financial statements and financial statement schedule of Republic Engineered Steels, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Historical Financial and Operating Information" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio
February 4, 2000